___________________________________________________________________________
Press Release
For immediate release

___________________________________________________________________________
Invesco Reports Results for Three Months Ended
                   June 30, 2010

Investor Relations Contact: Jordan Krugman        404-439-4605
Media Relations Contact: Doug Kidd                     404-479-2922

Atlanta, July 27, 2010 --- Invesco Ltd. (NYSE: IVZ) reported adjusted earnings per share of $0.27 for the second quarter of 2010 (first quarter 2010: $0.27). Adjusted net income was $125.4 million for the second quarter (first quarter 2010: $120.0 million). On a U.S. GAAP basis, diluted earnings per share were $0.09 for the second quarter (first quarter 2010: $0.21), and net income attributable to common shareholders was $40.8 million (first quarter 2010: $95.0 million). The results for the second quarter of 2010 include one month of activity for the acquired Morgan Stanley retail asset management business, which closed on June 1, 2010 (“the acquired business”). On a U.S. GAAP basis, second quarter earnings includes $79.3 million of transaction and integration charges (first quarter 2010: $17.2 million) related to the acquired business.

“The successful June 1 close of Invesco’s acquisition of Morgan Stanley’s retail asset management business, including Van Kampen Investments, marks a key milestone for the long-term success of our company by expanding the depth and breadth of the investment capabilities and significant resources we will bring to the marketplace for the benefit of our clients,” said Martin L. Flanagan, Invesco president and chief executive officer. “In spite of volatile markets during the quarter, investment performance remains strong as we work to deliver the tremendous value of our new combination to our clients around the world.”

Non-GAAP Financial Measures Summary	Q2-10	Q1-10	Q2-09
Net revenues(1)	$589.0m	$544.4m	$470.1m
Adjusted operating margin(1)	32.0%	33.6%	26.9%
Adjusted net income(1)	$125.4m	$120.0m	$87.3m
Adjusted EPS(1)	$0.27	$0.27	$0.21
Average assets under management (in billions)	$480.5	$449.6	$401.5

U.S. GAAP Financial Measures Summary	Q2-10	Q1-10	Q2-09
Operating revenues	$787.0m	$719.1m	$625.1m
Operating margin	9.1%	19.0%	17.7%
Net income attributable to common shareholders	$40.8m	$95.0m	$75.7m
Diluted EPS	$0.09	$0.21	$0.18
Average assets under management (in billions)	$480.5	$449.6	$401.5

(1)
Net revenues, adjusted operating margin, adjusted net income and adjusted EPS are all non-GAAP financial measures. See the information on pages 7 through 10 and supporting notes on pages 11 through 13 for a reconciliation to their most directly comparable U.S. GAAP measures.

Assets Under Management

Total assets under management (AUM) at June 30, 2010, were $557.7 billion (March 31, 2010: $457.7 billion), an increase of $100.0 billion. The acquired business added $114.6 billion of AUM on June 1, 2010. Long-term net inflows were $13.9 billion for the second quarter, compared to $3.6 billion for the first quarter of 2010, and included net long-term inflows of ETF, UIT and Passive AUM of $14.7 billion and other net long-term outflows of $0.8 billion. The passive AUM net inflows included a $15.8 billion institutional passive mandate sourced in Japan, a direct consequence, post-closing, of the acquired business.

Market gains and losses led to a $24.2 billion reduction in AUM during the second quarter, compared to a $9.7 billion increase in the first quarter of 2010. Foreign exchange rate movements led to a $3.4 billion reduction in AUM during the second quarter, compared to a $4.5 billion reduction in the first quarter of 2010. Institutional money market net outflows were $0.9 billion for the second quarter compared to $10.6 billion for the first quarter of 2010.

Average AUM during the second quarter was $480.5 billion, compared to $449.6 billion for the first quarter of 2010. Further analysis of AUM is included in the supplemental schedules to this release.

Earnings Summary

The company is presenting both U.S. GAAP earnings information and non-GAAP earnings information in this release. The company believes that the additional disclosure of non-GAAP earnings, as described more fully in our press release on March 12, 2010, provides further transparency into the business and allows more appropriate comparisons with our industry peers. Prior to this release, adjusted operating income, adjusted operating margin, adjusted net income, and adjusted earnings per share were described as "adjusted cash operating income," "adjusted cash operating margin," "adjusted cash net income," and "adjusted cash earnings per share", respectively. Management uses these non-GAAP performance measures to evaluate the business and they are consistent with internal management reporting. Effective June 30, 2010, the company has removed "cash" from the names of these measures to emphasize that these measures are performance measures and not liquidity measures.

U.S. GAAP Earnings

Operating revenues increased 9.4% to $787.0 million in the second quarter of 2010, from $719.1 million in the first quarter of 2010. Operating expenses increased by 22.9% to $715.6 million in the second quarter, from $582.2 million in the first quarter of 2010.

Operating expenses included $79.3 million of transaction and integration charges incurred in the second quarter related to the acquired business (first quarter: $17.2 million). General and administrative expenses in the second quarter included $8.9 million representing fund reimbursement costs from the correction of historical foreign exchange allocations ($6.0 million net of tax and reducing diluted EPS by $0.01).

The effective tax rate, excluding noncontrolling interests, increased to 47.4% for the second quarter from 34.5% for the first quarter primarily due to the increase in non-deductible transaction and integration charges related to the acquired business.

Non-GAAP Earnings

This section discusses the company’s second quarter 2010 and first quarter 2010 non-GAAP financial results. The most directly comparable U.S. GAAP items are reconciled to the non-GAAP items on pages 8 to 10 of this release.

The results for the second quarter include the results of the acquired business from the closing date of June 1, 2010. The following table provides an analysis of the estimated impact of the acquired business on the second quarter operating results.

$ millions	Existing Invesco Business	Acquired business from 1st June	Q2 -10 Combined
Adjusted revenues
Investment management fees	616.7	36.3	653.0
Service and distribution fees	114.2	25.2	139.4
Performance fees	3.5	—	3.5
Other	10.9	5.5	16.4
Third-party distribution, service and advisory	(204.3)	(19.0)	(223.3)
Net revenues	541.0	48.0	589.0

Adjusted operating expenses
Employee compensation	243.9	16.2	260.1
Marketing	29.6	5.9	35.5
Property, office and technology	53.4	3.0	56.4
General and administrative	44.0	4.3	48.3
Total adjusted operating expenses	370.9	29.4	400.3

Adjusted operating income	170.1	18.6	188.7

The integration of the acquired business into the existing Invesco business is now largely complete, and as a result, management does not expect to be able to provide similarly segregated information for future periods.

Net revenues increased by $44.6 million (8.2%) to $589.0 million in the second quarter of 2010 from $544.4 million in the first quarter. The acquired business added $48.0 million to net revenues in the second quarter. Foreign exchange rate changes reduced second quarter net revenues by $5.5 million when compared to the first quarter of 2010.

Investment management fees, as adjusted, increased by $35.4 million (5.7%) to $653.0 million in the second quarter of 2010, from $617.6 million in the first quarter. The acquired business contributed an increase of $36.3 million.

Service and distribution fees, as adjusted, increased $26.9 million (23.9%) to $139.4 million in the second quarter, from $112.5 million in the first quarter of 2010, with the acquired business accounting for $25.2 million of the increase. Performance fees in the second quarter were $3.5 million compared to $1.4 million in the first quarter. Other revenues, as adjusted, in the second quarter increased by $5.1 million (45.1%) to $16.4 million, from $11.3 million in the first quarter, with the acquired business contributing $5.5 million to the increase.

Net revenue is calculated after deducting third-party distribution, service and advisory expenses, as adjusted, of $223.3 million in the second quarter, compared to $198.4 million in the first quarter of 2010. The increase of $24.9 million includes $19.0 million from the acquired business together with additional distribution expenses from new product launches and growth in average AUM outside the U.S.

Total operating expenses, as adjusted, increased by $38.9 million (10.8%) to $400.3 million in the second quarter of 2010 from $361.4 million in the first quarter. The acquired business added $29.4 million to operating expenses, as adjusted, while foreign exchange rate changes reduced operating expenses, as adjusted, by $3.9 million when compared to the first quarter.

Employee compensation expenses, as adjusted, increased by $26.0 million (11.1%) to $260.1 million in the second quarter, from $234.1 million in the first quarter of 2010. 580 new staff joined the company on June 1, 2010, associated with the acquired business and their expenses are included for one month of the quarter. The acquired business accounted for $16.2 million of the quarter on quarter increase in employee compensation expenses, as adjusted. Share-based and deferred cash compensation expenses increased by $6.0 million in the second quarter compared to the first quarter due to the full quarter additional expense impact of new share and deferred awards issued at the end of February 2010. The second quarter also included severance costs of $4.8 million and an increase in staff bonus expense, partly offset by lower payroll taxes, when compared to the first quarter.

Marketing expenses, as adjusted, increased by $7.1 million (25.0%) to $35.5 million in the second quarter, from $28.4 million in the first quarter of 2010, with the acquired business adding $5.9 million of expense.

Property, office and technology expenses, as adjusted, increased $2.3 million (4.3%) to $56.4 million in the second quarter, from $54.1 million in the first quarter, largely driven by the additional office space associated with the acquired business which contributed $3.0 million of additional expense in the second quarter.

General and administrative expenses, as adjusted, increased $3.5 million (7.8%) to $48.3 million in the second quarter, from $44.8 million in the first quarter with the acquired business adding $4.3 million to this expense line.

The effective tax rate increased to 29.3% for the second quarter, from 28.7% for the first quarter primarily due to changes in forecasted profit mix and foreign exchange rates.

Capital Management

On May 24, 2010, the company entered into a three-year unsecured $1.25 billion revolving credit facility to replace the previously undrawn $500.0 million facility held since June 9, 2009.

The closing of the Morgan Stanley retail asset management acquisition on June 1, 2010, resulted in the payments of cash consideration of $770.0 million and the issuance of 30.9 million new common shares and common share equivalents. The acquired business had cash and cash equivalent balances of $57.8 million on June 1, 2010.

Cash and cash equivalents were $555.6 million at June 30, 2010, compared to $597.0 million at March 31, 2010. Long-term debt was $1,395.7 million at June 30, 2010, compared to $745.7 million at March 31, 2010, resulting from a $650.0 million draw from the credit facility.

Today the company is declaring a second-quarter cash dividend of 11 cents per share to holders of our common shares and common share equivalents. The dividend is payable on September 9, 2010, to shareholders of record at the close of business on August 23, 2010.

# # #

Invesco is a leading independent global investment manager, dedicated to helping investors worldwide achieve their financial objectives. By delivering the combined power of our distinctive investment management capabilities, Invesco provides a wide range of investment strategies and vehicles to our retail, institutional and high net worth clients around the world. Operating in 20 countries, the company is listed on the New York Stock Exchange under the symbol IVZ. Additional information is available at www.invesco.com.

Members of the investment community and general public are invited to listen to the conference call today, Tuesday, July 27, 2010, at 9:00 a.m. ET, by dialing one of the following numbers: 1-866-617-1526 for U.S. and Canadian callers and 0800-279-9630 for U.K. callers or 1-210-795-0624 for international callers. An audio replay of the conference call will be available until Tuesday, August 3, 2010, at 5:00 p.m. ET by calling 1-866-441-0996 for U.S. and Canadian callers or 1-203-369-1051 for international callers. The presentation will be made available via a simultaneous Webcast at www.invesco.com.

The presentation slides that will be reviewed during the conference call will also be available on Invesco’s Web site at www.invesco.com.

At 2:00pm today, July 27, 2010, Invesco is hosting an Investor Day meeting with presentations by Invesco’s management team. Members of the investment community and general public are invited to listen in to the event utilizing the same dial in information. Presentations from the management team will also be made available via a simultaneous Web cast at www.invesco.com.  An audio replay of the Investor Day presentation will be available until Tuesday, August 3, 2010, at 5:00 p.m. ET by calling 1-800-754-7871 for U.S. and Canadian callers or 1-402-220-0361 for international callers.

# # #

This release, and comments made in the associated conference call today, may include “forward-looking statements.” Forward-looking statements include information concerning future results of our operations, expenses, earnings, liquidity, cash flow and capital expenditures, industry or market conditions, AUM, acquisitions, debt and our ability to obtain additional financing or make payments, regulatory developments, demand for and pricing of our products and other aspects of our business or general economic conditions. In addition, words such as “believes,” “expects,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “forecasts,” and future or conditional verbs such as “will,” “may,” “could,” “should,” and “would” as well as any other statement that necessarily depends on future events, are intended to identify forward-looking statements.

Forward-looking statements are not guarantees, and they involve risks, uncertainties and assumptions. There can be no assurance that actual results will not differ materially from our expectations. We caution investors not to rely unduly on any forward-looking statements and urge you to carefully consider the risks described in our most recent Form 10-K and subsequent Forms 10-Q, filed with the Securities and Exchange Commission. You may obtain these reports from the SEC’s Web site at www.sec.gov. We expressly disclaim any obligation to update the information in any public disclosure if any forward-looking statement later turns out to be inaccurate.

Invesco Ltd.
Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts, headcount and AUM)

	Q2-10	Q1-10	% Change	Q2-09	% Change
Adjusted revenues
Investment management fees	$653.0	$617.6	5.7%	$515.9	26.6%
Service and distribution fees	139.4	112.5	23.9%	100.4	38.8%
Performance fees	3.5	1.4	150.0%	8.0	(56.3)%
Other	16.4	11.3	45.1%	14.5	13.1%
Third-party distribution, service and advisory	(223.3)	(198.4)	12.6%	(168.7)	32.4%
Net revenues	589.0	544.4	8.2%	470.1	25.3%

Adjusted operating expenses
Employee compensation	260.1	234.1	11.1%	225.6	15.3%
Marketing	35.5	28.4	25.0%	24.1	47.3%
Property, office and technology	56.4	54.1	4.3%	49.2	14.6%
General and administrative	48.3	44.8	7.8%	44.7	8.1%
Total adjusted operating expenses	400.3	361.4	10.8%	343.6	16.5%

Adjusted operating income	188.7	183.0	3.1%	126.5	49.2%

Adjusted other income/(expense)
Equity in earnings of unconsolidated affiliates	4.3	0.5	760.0%	(1.3)	N/A
Interest income	2.1	1.8	16.7%	1.3	61.5%
Interest expense	(14.1)	(12.4)	13.7%	(16.5)	(14.5)%
Other gains and losses, net	(3.5)	(4.5)	(22.2)%	10.0	N/A
Adjusted income before income taxes, including gains and losses attributable to noncontrolling interests	177.5	168.4	5.4%	120.0	47.9%
Adjusted income tax provision	(52.0)	(48.3)	7.7%	(32.5)	60.0%
Adjusted net income, including gains and losses attributable to noncontrolling interests	125.5	120.1	4.5%	87.5	43.4%
Adjusted (gains)/losses attributable to noncontrolling interests in consolidated entities, net	(0.1)	(0.1)	0.0%	(0.2)	(50.0)%
Adjusted net income	$125.4	$120.0	4.5%	$87.3	43.6%

Adjusted EPS	$0.27	$0.27	0.0%	$0.21	28.6%

Average diluted shares outstanding	457.8	442.4	3.5%	416.8	9.8%

Ending Headcount	5,421	4,902	10.6%	5,084	6.6%

Ending AUM (in billions)	$557.7	$457.7	21.8%	$414.4	34.6%

Invesco Ltd.
Reconciliation of U.S.GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Other Reconciling Items	Non-GAAP basis

Operating revenues
Investment management fees	$627.9	$12.8	$—	$—	$—	$12.3	$—	$653.0
Service and distribution fees	139.4	—	—	—	—	—	—	139.4
Performance fees	3.5	—	—	—	—	—	—	3.5
Other	16.2	0.2	—	—	—	—	—	16.4
Third-party distribution, service and advisory	—	(2.6)	(220.7)	—	—	—	—	(223.3)
Total operating revenues reconciled to net revenues	787.0	10.4	(220.7)	—	—	12.3	—	589.0

Operating expenses
Employee compensation	260.5	2.5	—	(5.0)	2.1	—	—	260.1
Third-party distribution, service and advisory	220.7	—	(220.7)	—	—	—	—	—
Marketing	35.2	0.3	—	—	—	—	—	35.5
Property, office and technology	55.8	0.6	—	—	—	—	—	56.4
General and administrative	64.1	1.0	—	(5.2)	—	(2.7)	(8.9)	48.3
Transaction and integration	79.3	—	—	(79.3)	—	—	—	—
Total operating expenses	715.6	4.4	(220.7)	(89.5)	2.1	(2.7)	(8.9)	400.3

Operating income reconciled to adjusted operating income	71.4	6.0	—	89.5	(2.1)	15.0	8.9	188.7

Other income/(expense)
Equity in earnings of unconsolidated affiliates	10.4	(6.3)	—	—	—	0.2	—	4.3
Interest income	1.8	0.3	—	—	—	—	—	2.1
Interest income of consolidated investment products	53.1	—	—	—	—	(53.1)	—	—
Gains/(losses) of consolidated investment products, net	187.2	—	—	—	—	(187.2)	—	—
Interest expense	(14.1)	—	—	—	—	—	—	(14.1)
Interest expense of consolidated investment products	(25.6)	—	—	—	—	25.6	—	—
Other gains and losses, net	(9.3)	—	—	—	5.8	—	—	(3.5)
Income before income taxes, including gains and losses attributable to noncontrolling interests	274.9	—	—	89.5	3.7	(199.5)	8.9	177.5
Income tax provision	(36.7)			(11.2)	(1.2)	—	(2.9)	(52.0)
Net income, including gains and losses attributable to noncontrolling interests	238.2	—	—	78.3	2.5	(199.5)	6.0	125.5
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(197.4)	—	—	—	—	197.3	—	(0.1)
Net income attributable to common shareholders reconciled to adjusted net income	$40.8	$—	$—	$78.3	$2.5	$(2.2)	$6.0	$125.4

Operating margin	9.1%				Adjusted operating margin			32.0%

Diluted shares outstanding	457.8				Diluted shares outstanding			457.8

Diluted EPS	$0.09				Adjusted EPS			$0.27

See pages 11 through 13 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended March 31, 2010

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Market appreciation / depreciation of deferred compensation awards	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$593.5	$13.5	$—	$—	$—	$10.6	$617.6
Service and distribution fees	112.5	—	—	—	—	—	112.5
Performance fees	1.4	—	—	—	—	—	1.4
Other	11.7	(0.2)	—	—	—	(0.2)	11.3
Third-party distribution, service and advisory	—	(2.8)	(195.6)	—	—	—	(198.4)
Total operating revenues reconciled to net revenues	719.1	10.5	(195.6)	—	—	10.4	544.4

Operating expenses
Employee compensation	237.6	3.4	—	(5.0)	(1.9)	—	234.1
Third-party distribution, service and advisory	195.6	—	(195.6)	—	—	—	—
Marketing	28.3	0.1	—	—	—	—	28.4
Property, office and technology	53.5	0.6	—	—	—	—	54.1
General and administrative	50.0	1.1	—	(3.1)	—	(3.2)	44.8
Transaction and integration	17.2	—	—	(17.2)	—	—	—
Total operating expenses	582.2	5.2	(195.6)	(25.3)	(1.9)	(3.2)	361.4

Operating income reconciled to adjusted operating income	136.9	5.3	—	25.3	1.9	13.6	183.0

Other income/(expense)
Equity in earnings of unconsolidated affiliates	5.8	(5.5)	—	—	—	0.2	0.5
Interest income	1.6	0.2	—	—	—	—	1.8
Interest income of consolidated investment products	52.5	—	—	—	—	(52.5)	—
Gains/(losses) of consolidated investment products, net	103.1	—	—	—	—	(103.1)	—
Interest expense	(12.4)	—	—	—	—	—	(12.4)
Interest expense of consolidated investment products	(20.8)	—	—	—	—	20.8	—
Other gains and losses, net	(2.1)	—	—	—	(2.4)	—	(4.5)
Income before income taxes, including gains and losses attributable to noncontrolling interests	264.6	—	—	25.3	(0.5)	(121.0)	168.4
Income tax provision	(50.1)	—	—	1.6	0.2	—	(48.3)
Net income, including gains and losses attributable to noncontrolling interests	214.5	—	—	26.9	(0.3)	(121.0)	120.1
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(119.5)	—	—	—	—	119.4	(0.1)
Net income attributable to common shareholders reconciled to adjusted net income	$95.0	$—	$—	$26.9	$(0.3)	$(1.6)	$120.0

Operating margin	19.0%				Adjusted operating margin		33.6%

Diluted shares outstanding	442.4				Diluted shares outstanding		442.4

Diluted EPS	$0.21				Adjusted EPS		$0.27

See pages 11 through 13 for notes to the reconciliation.

Invesco Ltd.
Reconciliation of U.S. GAAP Condensed Consolidated Income Statement to Non-GAAP Condensed Consolidated Income Statement Information
(Unaudited, in millions, other than per share amounts)
Three months ended June 30, 2009

	U.S. GAAP basis	Proportional consolidation of joint ventures	Third party distribution, service and advisory expenses	Acquisition related	Consolidated investment products	Non-GAAP basis

Operating revenues
Investment management fees	$501.6	$13.3	$—	$—	$1.0	$515.9
Service and distribution fees	100.4	—	—	—	—	100.4
Performance fees	8.0	—	—	—	—	8.0
Other	15.1	0.2	—	—	(0.8)	14.5
Third-party distribution, service and advisory	—	(2.4)	(166.3)	—	—	(168.7)
Total operating revenues reconciled to net revenues	625.1	11.1	(166.3)	—	0.2	470.1

Operating expenses
Employee compensation	229.0	1.6	—	(5.0)	—	225.6
Third-party distribution, service and advisory	166.3	—	(166.3)	—	—	—
Marketing	23.9	0.2	—	—	—	24.1
Property, office and technology	48.6	0.6	—	—	—	49.2
General and administrative	46.9	1.0	—	(3.1)	(0.1)	44.7
Transaction and integration	—	—	—	—	—	—
Total operating expenses	514.7	3.4	(166.3)	(8.1)	(0.1)	343.6

Operating income reconciled to adjusted operating income	110.4	7.7	—	8.1	0.3	126.5

Other income/(expense)
Equity in earnings of unconsolidated affiliates	7.5	(7.8)	—	—	(1.0)	(1.3)
Interest income	1.2	0.1	—	—	—	1.3
Gains/(losses) of consolidated investment products, net	(48.4)	—	—	—	48.4	—
Interest expense	(16.5)	—	—	—	—	(16.5)
Other gains and losses, net	10.0	—	—	—	—	10.0
Income before income taxes, including gains and losses attributable to noncontrolling interests	64.2	—	—	8.1	47.7	120.0
Income tax provision	(36.0)	—	—	3.5	—	(32.5)
Net income, including gains and losses attributable to noncontrolling interests	28.2	—	—	11.6	47.7	87.5
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	47.5	—	—	—	(47.7)	(0.2)
Net income attributable to common shareholders reconciled to adjusted net income	$75.7	$—	$—	$11.6	$—	$87.3

Operating margin	17.7%			Adjusted operating margin		26.9%

Diluted shares outstanding	416.8			Diluted shares outstanding		416.8

Diluted EPS	$0.18			Adjusted EPS		$0.21

See pages 11 through 13 for notes to the reconciliation.

Invesco Ltd.
Notes to the Reconciliation of U.S. GAAP Condensed Consolidated Income Statements to Non-GAAP Condensed Consolidated Income Statement Information

The following are notes to the reconciliations presented on pages 8 through 10. Further explanations of the reasons the company considers it appropriate to present these adjustments in arriving at the non-GAAP measures can be found in the press release issued by the company on March 12, 2010. Non-GAAP measures should not be considered as substitutes for any measures derived in accordance with U.S. GAAP and may not be comparable to other similarly titled measures of other companies.

The company presents the following non-GAAP measures: net revenues (and by calculation, net revenue yield on AUM), adjusted operating income (and by calculation, adjusted operating margin), and adjusted net income (and by calculation, adjusted earnings per share). Prior to June 30, 2010, adjusted operating income, adjusted operating margin, adjusted net income, and adjusted earnings per share were described as "adjusted cash operating income," "adjusted cash operating margin," "adjusted cash net income," and "adjusted cash earnings per share", respectively. We believe these non-GAAP measures provide greater transparency into our business and allow more appropriate comparisons with industry peers. Management uses these performance measures to evaluate the business and they are consistent with internal management reporting. Effective June 30, 2010, the company removed "cash" from the names of these measures to emphasize that these measures are performance measures and not liquidity measures.

1.	Acquisition related adjustments

Acquisition related adjustments include transaction and integration charges of $79.3 million for the second quarter 2010 (first quarter 2010: $17.2 million, second quarter 2009: none). Taxation on this amount, calculated at the applicable tax rates for the tax deductible portion of the charges, is $14.8 million for the second quarter (first quarter 2010: $1.9 million, second quarter 2009: none) giving a net adjustment of $64.5 million for the second quarter (first quarter 2010: $15.3 million, second quarter 2009: none). This equates to $0.14 of EPS in the second quarter (first quarter 2010: $0.03, second quarter 2009: none)

Transaction and integration charges incurred during the second quarter include $18.5 million of staff costs (first quarter 2010: $0.7 million, second quarter 2009: none), including $14.5 million of severance costs (first quarter 2010 and second quarter 2009: none); $6.1 million for the proxy solicitation of fund investors to approve a change in fund advisor (first quarter 2010: $10.2 million, second quarter 2009: none), $27.5 million for transition of the Van Kampen funds to Invesco’s platform and governance structure (first quarter 2010 and second quarter 2009: none), $4.7 million related to office space including onerous lease charges associated with vacating office space in Houston as we amalgamate operations (first quarter 2010: $0.8 million, second quarter 2009: none), $5.4 million of sales and marketing costs as we print re-branded fund prospectuses (first quarter 2010: $0.1 million, second quarter 2009: none), $12.8 million of professional services, principally legal, consultancy and insurance (first quarter 2010: $4.6 million, second quarter 2009: none), and $4.3 million in technology contractor and travel costs (first quarter 2010: $0.8 million, second quarter: none). As previously announced, these costs in aggregate are currently expected to be less than $175 million and include $10.8 million incurred in 2009 with the remainder being incurred in 2010 and 2011.

Acquisition related adjustments also include intangible amortization of $5.2 million for the second quarter (first quarter 2010: $3.1 million; second quarter 2009: $3.1 million) and the amortization of prepaid compensation of $5.0 million (same for all quarters presented) related to the October 2006 acquisition of W.L. Ross & Co. Taxation of $0.6 million for the second quarter (first quarter 2010: $0.1 million, second quarter 2009: $0.1 million) is recorded on a portion of the intangible amortization expense that does not generate a cash tax benefit, giving a net adjustment of $4.6 million for the second quarter (first quarter 2010: $3.0 million, second quarter 2009: $3.0 million).

Adjustments for deferred income taxes on goodwill and indefinite-lived intangibles that are amortized for tax purposes were $4.2 million in the second quarter (first quarter 2010 and second quarter 2009: $3.6 million).

2.	Consolidated investment products

Management fees earned by the company from consolidated investment products were $12.3 million in the second quarter (first quarter 2010: $10.6 million, second quarter 2009: $1.0 million) while other revenues of $0.0 million were recorded by the consolidated investment products in the second quarter (first quarter 2010: $0.2 million, second quarter 2009: $0.8 million). By deconsolidating these products in the non-GAAP information, the management fees are added back while the other revenues are excluded. Similarly, the consolidated investment products’ expenses and impact on interest income, interest expense, gains and losses, and noncontrolling interests are removed in reconciling from the U.S. GAAP income statement to the non-GAAP information. Interest income of consolidated investment products was $53.1 million in the second quarter (first quarter 2010: $52.5 million, second quarter 2009: none), interest expense was $25.6 million in the second quarter (first quarter 2010: $20.8 million, second quarter 2009: none) and net investment gains were $187.2 million in the second quarter (first quarter 2010: $103.1 million gains, second quarter 2009: $48.4 million losses). The impact of these adjustments was offset by a $197.3 million gain attributable to noncontrolling interests in consolidated entities (first quarter 2010: $119.4 million gain, second quarter 2009: $47.7 million loss). The consolidation of the investment products resulted in an increase of $2.2 million in net income attributable to common shareholders in our second quarter U.S. GAAP earnings (first quarter 2010: $1.6 million increase, second quarter 2009: no impact). The above adjustments remove this impact.

Certain collateralized loan obligation products were consolidated from January 1, 2010, in accordance with FASB Statement No. 167 “Amendments to FASB Interpretation No. 46(R)” and in accordance with the standard, 2009 comparative periods have not been restated.

3.	Market appreciation / depreciation of deferred compensation awards

This adjustment relates to deferred cash compensation that is linked in value to investment products. These investments are held to economically hedge the exposure to market movements. The depreciation of the compensation liability was $2.1 million in the second quarter (first quarter 2010: $1.9 million appreciation) with an investment loss of $5.8 million in the second quarter (first quarter 2010: $2.4 million gain) on the assets held to economically hedge the compensation liability. This change in compensation expense and the investment gains and losses are adjusted in arriving at the non-GAAP information and, net of applicable taxation of $1.2 million in the second quarter (first quarter 2010: benefit of $0.2 million), result in a net income addition of $2.5 million for the second quarter (first quarter 2010: deduction of $0.3 million).

4.      Other Reconciling Items

Included within general and administrative expenses is a charge of $8.9 million representing reimbursement costs from the correction of historical foreign exchange allocations in the fund accounting process that impacted the reporting of fund performance in certain funds. The company’s income tax provision includes tax benefits of $2.9 million relating to this charge. The net of tax charge of $6.0 million is equivalent to a reduction in diluted EPS of $0.01. Due to the unique character and magnitude of this charge, its impact has been excluded in calculating the non-GAAP financial measures.

5.	Definitions of operating margin and adjusted operating margin

Operating margin is equal to operating income divided by operating revenues. Adjusted operating margin is equal to adjusted operating income divided by net revenues.

6.	Definitions of adjusted EPS

Adjusted EPS is equal to adjusted net income divided by the weighted average number of shares outstanding (as used for diluted EPS).

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Q2-10	Q1-10	% Change	Q2-09	% Change
Operating revenues
Investment management fees	$627.9	$593.5	5.8%	$501.6	25.2%
Service and distribution fees	139.4	112.5	23.9%	100.4	38.8%
Performance fees	3.5	1.4	150.0%	8.0	(56.3)%
Other	16.2	11.7	38.5%	15.1	7.3%
Total operating revenues	787.0	719.1	9.4%	625.1	25.9%

Operating expenses
Employee compensation	260.5	237.6	9.6%	229.0	13.8%
Third-party distribution, service and advisory	220.7	195.6	12.8%	166.3	32.7%
Marketing	35.2	28.3	24.4%	23.9	47.3%
Property, office and technology	55.8	53.5	4.3%	48.6	14.8%
General and administrative	64.1	50.0	28.2%	46.9	36.7%
Transaction and integration	79.3	17.2	361.0%	—	N/A
Total operating expenses	715.6	582.2	22.9%	514.7	39.0%

Operating income	71.4	136.9	(47.8)%	110.4	(35.3)%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	10.4	5.8	79.3%	7.5	38.7%
Interest income	1.8	1.6	12.5%	1.2	50.0%
Interest income of consolidated investment products	53.1	52.5	1.1%	—	N/A
Gains/(losses) of consolidated investment products, net	187.2	103.1	81.6%	(48.4)	N/A
Interest expense	(14.1)	(12.4)	13.7%	(16.5)	(14.5)%
Interest expense of consolidated investment products	(25.6)	(20.8)	23.1%	—	N/A
Other gains and losses, net	(9.3)	(2.1)	342.9%	10.0	N/A
Income before income taxes, including gains and losses attributable to noncontrolling interests	274.9	264.6	3.9%	64.2	328.2%
Income tax provision	(36.7)	(50.1)	(26.7)%	(36.0)	1.9%
Net income, including gains and losses attributable to noncontrolling interests	238.2	214.5	11.0%	28.2	744.7%
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(197.4)	(119.5)	65.2%	47.5	N/A
Net income attributable to common shareholders	$40.8	$95.0	(57.1)%	$75.7	(46.1)%

Earnings per share:
---basic	$0.09	$0.22	(59.1)%	$0.18	(50.0)%
---diluted	$0.09	$0.21	(57.1)%	$0.18	(50.0)%

Average shares outstanding:
---basic	455.0	439.0	3.6%	410.6	10.8%
---diluted	457.8	442.4	3.5%	416.8	9.8%

Invesco Ltd.
U.S. GAAP Condensed Consolidated Income Statements
(Unaudited, in millions, other than per share amounts)

	Six Months Ended June 30,
	2010	2009	% Change
Operating revenues
Investment management fees	$1,221.4	$938.1	30.2%
Service and distribution fees	251.9	189.4	33.0%
Performance fees	4.9	18.9	(74.1)%
Other	27.9	27.3	2.2%
Total operating revenues	1,506.1	1,173.7	28.3%

Operating expenses
Employee compensation	498.1	464.8	7.2%
Third-party distribution, service and advisory	416.3	314.5	32.4%
Marketing	63.5	50.8	25.0%
Property, office and technology	109.3	94.5	15.7%
General and administrative	114.1	76.9	48.4%
Transaction and integration	96.5	—	N/A
Total operating expenses	1,297.8	1,001.5	29.6%

Operating income	208.3	172.2	21.0%

Other income/(expense)
Equity in earnings of unconsolidated affiliates	16.2	10.0	62.0%
Interest income	3.4	6.0	(43.3)%
Interest income of consolidated investment products	105.6	—	N/A
Gains/(losses) of consolidated investment products, net	290.3	(134.9)	N/A
Interest expense	(26.5)	(32.4)	(18.2)%
Interest expense of consolidated investment products	(46.4)	—	N/A
Other gains and losses, net	(11.4)	5.8	N/A
Income before income taxes, including gains and losses attributable to noncontrolling interests	539.5	26.7	N/A
Income tax provision	(86.8)	(56.3)	54.2%
Net income, including gains and losses attributable to noncontrolling interests	452.7	(29.6)	N/A
(Gains)/losses attributable to noncontrolling interests in consolidated entities, net	(316.9)	136.0	N/A
Net income attributable to common shareholders	$135.8	$106.4	27.6%

Earnings per share:
---basic	$0.30	$0.26	15.4%
---diluted	$0.30	$0.26	15.4%

Average shares outstanding:
---basic	447.0	401.3	11.4%
---diluted	450.1	407.5	10.5%

Invesco Ltd.
Quarterly Assets Under Management

(in billions)	Q2-10	Q1-10	% Change	Q2-09
Beginning Assets(a)	$457.7	$459.5	(0.4)%	$369.0
Long-term inflows	45.3	32.1	41.1%	25.5
Long-term outflows	(31.4)	(28.5)	10.2%	(21.1)
Long-term net flows	13.9	3.6	286.1%	4.4
Net flows in money market funds	(0.9)	(10.6)	(91.5)%	1.7
Market gains and losses/reinvestment	(24.2)	9.7	N/A	28.2
Acquisitions	114.6	—	N/A	—
Foreign currency translation	(3.4)	(4.5)	24.4%	11.1
Ending Assets	$557.7	$457.7	21.8%	$414.4

Average long-term AUM	$413.4	$374.3	10.4%	$310.9
Average institutional money market AUM	67.1	75.3	(10.9)%	90.6
Average AUM	$480.5	$449.6	6.9%	$401.5
Gross revenue yield on AUM(a,b)	66.0bps	64.5bps		62.8bps
Gross revenue yield on AUM before performance fees(a,b)	65.7bps	64.4bps		62.0bps
Net revenue yield on AUM(a,c)	49.0bps	48.4bps		46.8bps
Net revenue yield on AUM before performance fees(a,c)	48.7bps	48.3bps		46.0bps

(in billions)	Total AUM	AUM (ex ETF, UIT and passive)	ETF, UIT and passive
Beginning Assets(a)	$457.7	$402.0	$55.7
Long-term inflows	45.3	18.7	26.6
Long-term outflows	(31.4)	(19.5)	(11.9)
Long-term net flows	13.9	(0.8)	14.7
Net flows in money market funds	(0.9)	(0.9)	—
Market gains and losses/reinvestment	(24.2)	(19.4)	(4.8)
Acquisitions	114.6	100.9	13.7
Foreign currency translation	(3.4)	(3.3)	(0.1)
Ending Assets	$557.7	$478.5	$79.2

Average AUM	$480.5	$423.0	$57.5
Gross revenue yield on AUM(a,b)	66.0bps	73.4bps	12.0bps
Net revenue yield on AUM(a,c)	49.0bps	54.1bps	12.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
March 31, 2010(a)	$457.7	$244.3	$197.8	$15.6
Long-term inflows	45.3	23.0	21.2	1.1
Long-term outflows	(31.4)	(25.4)	(5.5)	(0.5)
Long-term net flows	13.9	(2.4)	15.7	0.6
Net flows in money market funds	(0.9)	—	(0.9)	—
Market gains and losses/reinvestment	(24.2)	(18.6)	(4.8)	(0.8)
Acquisitions	114.6	105.1	9.5	—
Foreign currency translation	(3.4)	(2.4)	(1.0)	—
June 30, 2010	$557.7	$326.0	$216.3	$15.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
March 31, 2010(a)	$457.7	$198.5	$79.5	$40.6	$72.6	$66.5
Long-term inflows	45.3	33.9	5.4	2.1	0.6	3.3
Long-term outflows	(31.4)	(19.4)	(4.7)	(2.2)	(0.4)	(4.7)
Long-term net flows	13.9	14.5	0.7	(0.1)	0.2	(1.4)
Net flows in money market funds	(0.9)	—	—	—	(0.9)	—
Market gains and losses/reinvestment	(24.2)	(21.5)	1.6	(1.9)	—	(2.4)
Acquisitions	114.6	73.7	37.8	0.3	0.6	2.2
Foreign currency translation	(3.4)	(2.0)	(0.3)	(0.7)	—	(0.4)
June 30, 2010	$557.7	$263.2	$119.3	$38.2	$72.5 (e)	$64.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2010(a)	$457.7	$290.4	$29.2	$83.9	$27.0	$27.2
Long-term inflows	45.3	18.9	0.6	4.7	3.3	17.8
Long-term outflows	(31.4)	(21.3)	(1.8)	(3.7)	(3.2)	(1.4)
Long-term net flows	13.9	(2.4)	(1.2)	1.0	0.1	16.4
Net flows in money market funds	(0.9)	(1.7)	—	(0.3)	2.0	(0.9)
Market gains and losses/reinvestment	(24.2)	(12.9)	(1.4)	(5.6)	(1.4)	(2.9)
Acquisitions	114.6	103.7	0.6	1.8	2.9	5.6
Foreign currency translation	(3.4)	—	(1.2)	(1.2)	(1.0)	—
June 30, 2010	$557.7	$377.1	$26.0	$79.6	$29.6	$45.4

See page 20 for footnotes to the tables above.

Invesco Ltd.
Year-to-Date Assets Under Management

(in billions)	June 30, 2010	June 30, 2009	% Change
Beginning Assets(a)	$459.5	$377.1	21.9%
Long-term inflows	77.4	48.1	60.9%
Long-term outflows	(59.9)	(42.0)	42.6%
Long-term net flows	17.5	6.1	N/A
Net flows in money market funds	(11.5)	10.3	N/A
Market gains and losses/reinvestment	(14.5)	11.7	N/A
Acquisitions	114.6	—	N/A
Foreign currency translation	(7.9)	9.2	N/A
Ending Assets	$557.7	$414.4	34.6%

Average long-term AUM	$393.5	$289.5	35.9%
Average institutional money market AUM	71.5	88.4	(19.1)%
Average AUM	$465.0	$377.9	23.0%
Gross revenue yield on AUM(a,b)	65.3bps	62.7bps
Gross revenue yield on AUM before performance fees(a,b)	65.1bps	61.7bps
Net revenue yield on AUM(a,c)	48.7bps	46.7bps
Net revenue yield on AUM before performance fees(a,c)	48.5bps	45.7bps

(in billions)	Total AUM	AUM ex ETF, UIT and Passive	ETF, UIT and Passive
Beginning Assets(a)	$459.5	$406.5	$53.0
Long-term inflows	77.4	38.3	39.1
Long-term outflows	(59.9)	(36.0)	(23.9)
Long-term net flows	17.5	2.3	15.2
Net flows in money market funds	(11.5)	(11.5)	—
Market gains and losses/reinvestment	(14.5)	(11.9)	(2.6)
Acquisitions	114.6	100.9	13.7
Foreign currency translation	(7.9)	(7.8)	(0.1)
Ending Assets	$557.7	$478.5	$79.2

Average AUM	$465.0	$410.4	$54.6
Gross revenue yield on AUM(a,b)	65.3bps	72.3bps	13.0bps
Net revenue yield on AUM(a,c)	48.8bps	53.5bps	13.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2009(a)	$459.5	$239.8	$204.5	$15.2
Long-term inflows	77.4	47.6	27.9	1.9
Long-term outflows	(59.9)	(49.3)	(9.6)	(1.0)
Long-term net flows	17.5	(1.7)	18.3	0.9
Net flows in money market funds	(11.5)	—	(11.5)	—
Market gains and losses/reinvestment	(14.5)	(11.1)	(2.7)	(0.7)
Acquisitions	114.6	105.1	9.5	—
Foreign currency translation	(7.9)	(6.1)	(1.8)	—
June 30, 2010	$557.7	$326.0	$216.3	$15.4

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
December 31, 2009(a)	$459.5	$192.6	$76.2	$39.9	$83.5	$67.3
Long-term inflows	77.4	53.3	12.3	3.9	0.9	7.0
Long-term outflows	(59.9)	(36.6)	(9.2)	(3.9)	(1.0)	(9.2)
Long-term net flows	17.5	16.7	3.1	—	(0.1)	(2.2)
Net flows in money market funds	(11.5)	—	—	—	(11.5)	—
Market gains and losses/reinvestment	(14.5)	(14.8)	3.3	(0.9)	—	(2.1)
Acquisitions	114.6	73.7	37.8	0.3	0.6	2.2
Foreign currency translation	(7.9)	(5.0)	(1.1)	(1.1)	—	(0.7)
June 30, 2010	$557.7	$263.2	$119.3	$38.2	$72.5 (e)	$64.5

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2009(a)	$459.5	$294.1	$29.0	$84.9	$24.4	$27.1
Long-term inflows	77.4	39.9	1.2	9.2	7.1	20.0
Long-term outflows	(59.9)	(40.0)	(3.5)	(8.0)	(5.3)	(3.1)
Long-term net flows	17.5	(0.1)	(2.3)	1.2	1.8	16.9
Net flows in money market funds	(11.5)	(13.3)	—	(0.9)	3.7	(1.0)
Market gains and losses/reinvestment	(14.5)	(7.3)	(0.9)	(1.7)	(1.4)	(3.2)
Acquisitions	114.6	103.7	0.6	1.8	2.9	5.6
Foreign currency translation	(7.9)	—	(0.4)	(5.7)	(1.8)	—
June 30, 2010	$557.7	$377.1	$26.0	$79.6	$29.6	$45.4

See page 20 for footnotes to the tables above.

Invesco Ltd.
Quarterly Assets Under Management – ETF, UIT & Passive

(in billions)	Q2-10	Q1-10	% Change	Q2-09
Beginning Assets	$55.7	$53.0	5.1%	$31.0
Long-term inflows	26.6	12.5	112.8%	9.0
Long-term outflows	(11.9)	(12.0)	(0.8)%	(6.7)
Long-term net flows	14.7	0.5	N/A	2.3
Net flows in money market funds	—	—	N/A	—
Market gains and losses/reinvestment	(4.8)	2.2	N/A	5.5
Acquisitions	13.7	—	N/A	—
Foreign currency translation	(0.1)	—	N/A	0.2
Ending Assets	$79.2	$55.7	42.2%	$39.0

Average long-term AUM	57.5	51.8	11.0%	34.1
Average institutional money market AUM	—	—	N/A	—
Average AUM	$57.5	$51.8	11.0%	$34.1
Gross revenue yield on AUM(b)	12.0bps	14.0bps		14.0bps
Gross revenue yield on AUM before performance fees(b)	12.0bps	14.0bps		14.0bps
Net revenue yield on AUM(c)	12.0bps	14.0bps		14.0bps
Net revenue yield on AUM before performance fees(c)	12.0bps	14.0bps		14.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
March 31, 2010	$55.7	$49.7	$6.0	—
Long-term inflows	26.6	10.6	16.0	—
Long-term outflows	(11.9)	(11.9)	—	—
Long-term net flows	14.7	(1.3)	16.0	—
Net flows in money market funds	—	—	—	—
Market gains and losses/reinvestment	(4.8)	(4.6)	(0.2)	—
Acquisitions	13.7	13.7	—	—
Foreign currency translation	(0.1)	—	(0.1)	—
June 30, 2010	$79.2	$57.5	$21.7	—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
March 31, 2010	$55.7	$34.3	$4.6	—	—	$16.8
Long-term inflows	26.6	24.4	0.8	—	—	1.4
Long-term outflows	(11.9)	(9.7)	(0.2)	—	—	(2.0)
Long-term net flows	14.7	14.7	0.6	—	—	(0.6)
Net flows in money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(4.8)	(4.6)	0.9	—	—	(1.1)
Acquisitions	13.7	4.5	9.2	—	—	—
Foreign currency translation	(0.1)	—	—	—	—	(0.1)
June 30, 2010	$79.2	$48.9	$15.3	—	—	$15.0

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
March 31, 2010	$55.7	$53.1	—	—	$1.0	$1.6
Long-term inflows	26.6	10.7	—	—	0.1	15.8
Long-term outflows	(11.9)	(11.8)	—	—	(0.1)	—
Long-term net flows	14.7	(1.1)	—	—	—	15.8
Net flows in money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(4.8)	(4.0)	—	—	(0.1)	(0.7)
Acquisitions	13.7	13.7	—	—	—	—
Foreign currency translation	(0.1)	—	—	—	—	(0.1)
June 30, 2010	$79.2	$61.7	—	—	$0.9	$16.6

See page 20 for footnotes to the tables above.

Invesco Ltd.
Year-to-Date Assets Under Management – ETF, UIT & Passive

(in billions)	June 30, 2010	June 30, 2009	% Change
Beginning Assets	$53.0	$30.5	73.8%
Long-term inflows	39.1	18.4	112.5%
Long-term outflows	(23.9)	(14.5)	64.8%
Long-term net flows	15.2	3.9	289.7%
Net flows in money market funds	—	—	N/A
Market gains and losses/reinvestment	(2.6)	4.4	N/A
Acquisitions	13.7	—	N/A
Foreign currency translation	(0.1)	0.2	N/A
Ending Assets	$79.2	$39.0	103.1%

Average long-term AUM	54.6	31.1	60.1%
Average institutional money market AUM	—	—	N/A
Average AUM	$54.6	$31.1	60.1%
Gross revenue yield on AUM(b)	13.0bps	12.0bps
Gross revenue yield on AUM before performance fees(b)	13.0bps	12.0bps
Net revenue yield on AUM(c)	13.0bps	12.0bps
Net revenue yield on AUM before performance fees(c)	13.0bps	12.0bps

By channel: (in billions)	Total	Retail	Institutional	Private Wealth Management
December 31, 2009	$53.0	$48.0	$5.0	—
Long-term inflows	39.1	23.1	16.0	—
Long-term outflows	(23.9)	(23.9)	—	—
Long-term net flows	15.2	(0.8)	16.0	—
Net flows in money market funds	—	—	—	—
Market gains and losses/reinvestment	(2.6)	(3.4)	0.8	—
Acquisitions	13.7	13.7	—	—
Foreign currency translation	(0.1)	—	(0.1)	—
June 30, 2010	$79.2	$57.5	$21.7	—

By asset class: (in billions)	Total	Equity	Fixed Income	Balanced	Money Market	Alter-natives(d)
December 31, 2009	$53.0	$31.1	$4.0	—	—	$17.9
Long-term inflows	39.1	34.5	1.3	—	—	3.3
Long-term outflows	(23.9)	(18.1)	(0.5)	—	—	(5.3)
Long-term net flows	15.2	16.4	0.8	—	—	(2.0)
Net flows in money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(2.6)	(3.1)	1.3	—	—	(0.8)
Acquisitions	13.7	4.5	9.2	—	—	—
Foreign currency translation	(0.1)	—	—	—	—	(0.1)
June 30, 2010	$79.2	$48.9	$15.3	—	—	$15.0

By client domicile: (in billions)	Total	U.S.	Canada	U.K.	Continental Europe	Asia
December 31, 2009	$53.0	$50.4	—	—	$1.0	$1.6
Long-term inflows	39.1	23.2	—	—	0.1	15.8
Long-term outflows	(23.9)	(23.8)	—	—	(0.1)	—
Long-term net flows	15.2	(0.6)	—	—	—	15.8
Net flows in money market funds	—	—	—	—	—	—
Market gains and losses/reinvestment	(2.6)	(1.8)	—	—	(0.1)	(0.7)
Acquisitions	13.7	13.7	—	—	—	—
Foreign currency translation	(0.1)	—	—	—	—	(0.1)
June 30, 2010	$79.2	$61.7	—	—	$0.9	$16.6

See page 20 for footnotes to the tables above.

Invesco Ltd.
Footnotes to the Assets Under Management Tables

(a)
The beginning balances were adjusted to reflect certain asset reclassifications. To align our external reporting of AUM with how Invesco is portrayed in the industry, in the three months ended June 30, 2010, the company changed its definition of AUM to include assets with which the company is also associated: the PowerShares QQQ fund, DB PowerShares ETFs, and other passive assets.

These products previously were not included in the company's reported AUM, because the company does not receive investment management fees from these assets. These assets are marketed as Invesco products, and to include them as part of our AUM better represents the full size and capabilities of Invesco. Additionally, the company may receive performance, service, distribution, or transaction revenues from these assets. The inclusion of these assets as AUM changed previously reported AUM, gross and net revenue calculations on AUM and gross and net revenue calculations on AUM before performance fees. Additionally, as a result of the acquired business, the company now manages UIT products, which are now categorized in this passive asset group, and for which we earn revenues related to transactional sales charges from the sale of these products and income from the difference between the purchase or bid and offer prices of securities temporarily held to form new UIT products.

(b)
Gross revenue yield on AUM is equal to annualized total operating revenues divided by average AUM, excluding joint venture (JV) AUM. For quarterly AUM, our share of the average AUM in the second quarter for our JVs in China was $3.5 billion (first quarter 2010: $3.8 billion; second quarter 2009: $3.6 billion). For year to date AUM, our share of the average AUM in the first six months of 2010 for our JVs in China was $3.6 billion (first six months of 2009: $3.4 billion). It is appropriate to exclude the average AUM of our JVs for purposes of computing gross revenue yield on AUM, because the revenues resulting from these AUM are not presented in our operating revenues. Under U.S. GAAP, our share of the pre-tax earnings of the JVs is recorded as equity in earnings of unconsolidated affiliates on our Condensed Consolidated Statements of Income. Gross revenue yield, the most comparable U.S. GAAP-based measure to net revenue yield, is not considered a meaningful effective fee rate measure. The numerator of the gross revenue yield measure, operating revenues, excludes the management fees earned from consolidated investment products; however the denominator of the measure includes the AUM of these investment products. Therefore, the gross revenue yield measure is not considered representative of the company’s true effective fee rate from AUM. The company evaluates net revenue yield instead. See the Reconciliations of U.S. GAAP to Non-GAAP information on pages 8 to 10 of this release for a reconciliation of operating revenues to net revenues.

(c)
Net revenue yield on AUM is equal to annualized net revenues divided by average AUM. See the reconciliations of U.S. GAAP to Non-GAAP Information on pages 8 to 10 of this release for a reconciliation of operating revenues to net revenues.

(d)	The alternatives asset class includes financial structures, absolute return, real estate, private equity, asset allocation, portable alpha and multiple asset strategies.

(e)	Ending Money Market AUM includes $68.1 billion in institutional money market AUM and $4.4 billion in retail money market AUM.

Invesco Ltd.
Investment Capabilities Performance Overview

		Benchmark Comparison			Peer Group Comparison
		% of AUM Ahead of Benchmark			% of AUM In Top Half of Peer Group
Equities		1yr	3yr	5yr	1yr	3yr	5yr
	U.S. Core	17%	87%	88%	35%	59%	75%
	U.S. Growth	62%	62%	76%	47%	52%	62%
	U.S. Value	63%	93%	94%	86%	92%	92%
	Sector	73%	72%	71%	41%	49%	61%
	U.K.	10%	94%	94%	5%	91%	95%
	Canadian	68%	64%	3%	68%	36%	25%
	Asian	51%	49%	73%	59%	55%	60%
	Continental European	91%	78%	94%	85%	75%	73%
	Global	59%	65%	81%	64%	37%	39%
	Global Ex U.S. and Emerging Markets	86%	94%	94%	92%	91%	90%
Balanced
	Balanced	46%	75%	73%	71%	67%	74%
Fixed Income
	Money Market	40%	74%	71%	97%	94%	93%
	U.S. Fixed Income	84%	35%	59%	69%	64%	62%
	Global Fixed Income	94%	80%	87%	95%	80%	80%

Note:  AUM measured in the one-, three-, and five-year peer group rankings represents 60%, 60%, and 58% of total Invesco AUM, respectively, and AUM measured versus benchmark on a one-, three-, and five-year basis represents 72%, 71%, and 65% of total Invesco AUM, respectively, as of 6/30/10. Peer group rankings are sourced from a widely-used third party ranking agency in each fund’s market (Lipper, Morningstar, Russell, Mercer, eVestment Alliance, SITCA) and asset-weighted in USD. Rankings are as of prior quarter-end for most institutional products and prior month-end for Australian retail funds due to their late release by third parties. Rankings for the most representative fund in each GIPS composite are applied to all products within each GIPS composite. Excludes Invesco PowerShares, W.L. Ross & Co., Invesco Private Capital, non-discretionary direct real estate products and CLOs. Certain funds and products were excluded from the analysis because of limited benchmark or peer group data. Had these been available, results may have been different. These results are preliminary and subject to revision. Performance assumes the reinvestment of dividends. Past performance is not indicative of future results and may not reflect an inv